UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2013

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 30, 2013, Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”), completed the sale of a majority of its assets to Orchard Supply Company, LLC, a Delaware limited liability company affiliated with Lowe’s Companies, Inc. (“Purchaser”). The sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of Chapter 11, Title 11 of the United States Bankruptcy Code and was effected pursuant to the previously disclosed Asset Purchase Agreement, dated June 17, 2013, by and among the Company, its subsidiaries, Orchard Supply Hardware LLC and OSH Properties LLC, and Purchaser (the “Asset Purchase Agreement”).

In consideration for the sale of its assets, the Company received $205,000,000 in cash, subject to a working capital adjustment. In addition, Purchaser assumed specified liabilities as set forth in the Asset Purchase Agreement, including payables owed to nearly all of the Company’s suppliers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the sale of the Company’s assets described in Item 2.01 of this Current Report on Form 8-K, Mark R. Baker, Chris D. Newman and Steve L. Mahurin each resigned from their officer positions with the Company, and Messrs. Baker, Mahurin and Bogage each resigned as a member of the Company’s Board of Directors.

Following the resignations described herein and effective as of the closing, Board member Kevin R. Czinger was appointed as the President and Chief Executive Officer of the Company and Board member Susan L. Healy was appointed as the Chief Financial Officer and Secretary of the Company.

Mr. Czinger, 54, has been a director of the Company since December 2011 and is co-founder and CEO of Independent Power Works, LLC, a distributed power generation company. He was the Senior Strategic Advisor of CODA Automotive, Inc., an electric car and battery company from January 2011 to January 2012. From January 2008 to December 2010, Mr. Czinger served as Co-Founder, President and Chief Executive Officer of CODA Automotive, where he oversaw the management and strategic direction of the company. From October 2005 to April 2007, he was a Co-Founder and Managing Principal of San Shan Partners Limited, a private equity fund based in China. Previously, he served as a partner and Senior Managing Director at Fortress Private Equity, an alternative asset management firm and an Entrepreneur-in-Residence at Benchmark Capital.

Ms. Healy, 47, has been a director of the Company since December 2011. Ms. Healy was the Chief Financial Officer at Virent Energy Systems, Inc. from June 2010 to February 2011, and from April 2006 to August 2009 she was Senior Vice President and Chief Financial Officer at Lands’ End, Inc. From December 2004 to April 2006, Ms. Healy served as the Chief Financial Officer of East Coast Power LLC and as co-Chief Financial Officer of Cogentrix Energy, Inc. From January 2004 to April 2006, she served as a Vice President of J. Aron and Company, a subsidiary of The Goldman Sachs Group Inc., and from September 2000 to January 2004, Ms. Healy worked as a Vice President, Corporate Treasury at Goldman Sachs. From April 1998 to September 2000, she worked as a Vice President, Investment Banking and from August 1994 to April 1998 as an Associate at Goldman Sachs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Kevin R. Czinger
Kevin R. Czinger
President and Chief Executive Officer